                                                                     Exhibit 1.2


The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.


                  [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]

                  (A joint stock limited company incorporated in the People's Republic of China (the "PRC") with limited liability)

                                (Stock code: 670)

                           FIRST QUARTERLY REPORT 2004

--------------------------------------------------------------------------------
This announcement is made by China Eastern Airlines Corporation Limited (the "Company") pursuant to the disclosure requirement under Rule 13.09(2) of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

The financial statements of the Company for the first quarter of 2004 were not audited, and were prepared in accordance with the PRC Accounting Regulations.
--------------------------------------------------------------------------------

1.   IMPORTANT NOTICE

     This announcement is made by the Company pursuant to the listing rules of the Shanghai Stock Exchange and disclosure requirement under Rule 13.09(2) of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

     The board of directors of the Company (the "Board") hereby confirms that the information set out in this report does not contain any false information, misleading statement or material omission, and accepts joint and several responsibility for the truthfulness, accuracy and completeness of the contents of this report. This quarterly report was prepared in accordance with the regulations as prescribed by the China Securities Regulatory Commission in relation to disclosure of information in quarterly reports for listed companies, and is published simultaneously in Shanghai and Hong Kong. The financial statements of the Company for the first quarter of 2004 were not audited, and were prepared in accordance with the PRC Accounting Regulations.


2.   BASIC PARTICULARS OF THE COMPANY

     2.1  Basic Company information

          Secretary of the Board:           Luo Zhuping
          Telephone:                        8621-62686268

          Securities representative:        Lu Shaojun

          Telephone:                        8621-62686268-30928

          Contact address:                  2550, Hongqiao Road
                                            Shanghai
                                            The People's Republic of China
          Facsimile:                        8621-62686116
          e-mail address:                   ir@ce-air.com


     2.2  Financial information

          2.2.1 Main accounting data and financial indicators

                                                                                                INCREASE/DECREASE
                                                                                                   BETWEEN END OF
                                                                                                 REPORTING PERIOD
                                                           END OF                  END OF                     AND
                                                 REPORTING PERIOD               LAST YEAR        END OF LAST YEAR
                                                            (RMB)                   (RMB)                     (%)
          Total assets                          37,330,123,725.62       36,687,479,347.08                    1.72
          Shareholder equity (excluding
           that of minority shareholders)        5,540,257,698.08        5,226,913,511.64                    5.99
          Net assets per share                             1.1383                  1.0740                    5.99
          Adjusted net assets per share                    1.0642                  1.0001                    6.41

                                                                                                INCREASE/DECREASE
                                                                                                     BETWEEN THIS
                                                                                                 REPORTING PERIOD
                                                                             BEGINNING OF                     AND
                                                                                  YEAR TO         THE SAME PERIOD
                                                                         END OF REPORTING            OF LAST YEAR
                                                 REPORTING PERIOD                  PERIOD                     (%)
          Net cash flow from operating
           activities                              318,671,970.62          318,671,970.62                   27.43
                                                                                                  Turnaround from
          Earnings per share                               0.0575                  0.0575                    loss
          Yield on net assets                                5.05                    5.05                    7.85
          Yield on net assets net of
           non-recurring loss or gain                        2.94                    2.94                    6.09

          Non-recurring loss gain items                                      Amount (RMB)
          Subsidy income                                                    47,089,596.17
          Net gain from disposal of fixed
           assets                                                            7,060,665.68
          Other income from business                                        84,255,368.49
          Less: net expenses from
                 disposal of fixed assets                                      239,751.07
          Expenses from other business                                       1,065,197.31
          Total                                                            137,100,681.96

          2.2.2 Profit statement

                PROFIT STATEMENT

                                                                     THIS PERIOD                CORRESPONDING PERIOD OF LAST YEAR
                                                             CONSOLIDATED     PARENT COMPANY       CONSOLIDATED     PARENT COMPANY
                                                                    (RMB)              (RMB)              (RMB)              (RMB)
                ITEM                                            UNAUDITED          UNAUDITED          UNAUDITED          UNAUDITED
                1. Revenue from main operations          4,377,000,518.69   3,466,453,052.64   3,468,700,699.37   2,898,943,767.77
                   Less: Revenue for civil aviation
                          Infrastructure construction
                          fund                                          -                  -     111,678,915.85      95,283,033.26
                         Revenue from main operations    4,377,000,518.69   3,466,453,052.64   3,357,021,783.52   2,803,660,734.51
                   Less: Main operation cost             3,555,462,418.44   2,893,533,168.49   2,944,288,060.06   2,498,760,152.89
                         Business taxes and additional     114,333,626.91      88,338,308.78      82,105,617.86      66,793,654.51

                2. Profit from main operations
                    (deficit shown in negative)            707,204,473.34     484,581,575.37     330,628,105.60     238,106,927.11
                   Add:  Other operating profit
                          (deficit shown in negative)      126,956,809.80      89,052,640.53     126,484,080.47      73,511,382.71
                   Less: Operating expenses                272,951,709.80     242,340,335.44     236,415,230.97     204,843,244.33
                         General and administration
                          expenses                         213,001,008.50     163,433,227.36     168,274,857.84     140,445,761.98
                         Financial expenses                172,939,188.15     158,365,718.53     207,879,323.63     188,787,620.86

                3. Profit from operations
                    (deficit shown in negative)            175,269,376.70       9,494,934.57    -155,457,226.37    -222,458,317.35
                   Add:  Investment income
                          (deficit shown in negative)        8,854,843.98     106,644,070.95      -4,011,816.17      44,596,600.33
                         Subsidy income                     55,399,524.91      55,399,524.91      20,816,600.00      20,816,000.00
                         Non-operating income              107,998,297.34     107,498,463.22         771,890.60          87,250.04
                   Less: Non-operating expenses              1,555,833.78       1,295,034.11         634,239.48         534,886.81

                4. Total profit (deficit
                    shown in negative)                     345,966,209.15     277,741,959.54    -138,515,391.42    -157,493,353.79
                   Less: Income tax                         25,001,404.02                  -      12,936,210.77                  -
                   Less: gain or loss of minority
                          shareholders                      40,954,059.34                  -      19,999,028.08                  -

                5. Net profit (deficit
                    shown in negative)                     280,010,745.79     277,741,959.54    -171,450,630.27    -157,493,353.79
                   Add:  Undistributed profit at
                          the beginning of the year
                          (deficit shown in negative)     -905,928,136.89    -779,601,801.02     198,158,023.32     278,888,379.81

                   Less: Reduction of undistributed
                          profit as a result of
                          capital reduction                             -                  -                  -                  -
                   Add:  Transfer from surplus reserve                  -                  -                  -                  -

                6. Distributable profit                   -625,917,391.10    -501,859,841.48      26,707,393.05     121,395,026.02
                   Less: Provision for statutory
                          surplus reserve                               -                  -                  -                  -
                         Provision for statutory
                          public welfare fund                           -                  -                  -                  -
                         Provision for staff & workers'
                          welfare fund                                  -                  -                  -                  -

                7. Profit attributable to shareholders    -625,917,391.10    -501,859,841.48      26,707,393.05     121,395,026.02
                   Less: Dividend for preferred shares                  -                  -                  -                  -
                         Provision for discretionary
                          surplus reserve                               -                  -                  -                  -
                         Dividend for ordinary shares                   -                  -                  -                  -
                         Transfer of dividend for
                          ordinary shares into capital                  -                  -                  -                  -

                8. Undistributed profit                   -625,917,391.10    -501,859,841.48      26,707,393.05     121,395,026.02

     2.3 The total number of the Company's shareholders as at the end of the reporting period was 119,871.


3.   DISCUSSION AND ANALYSIS OF MANAGEMENT

     BRIEF ANALYSIS OF THE COMPANY'S OVERALL OPERATIONAL ACTIVITIES DURING THE REPORTING PERIOD

     For the first quarter of 2004, the Company completed an aggregate of 932 million tonne-kilometres in traffic turnover, an increase of 33.52% over the same period of last year; the total flying hours were 84,200, an increase of 30.26% over the same period of last year; the number of passengers carried was 3,926,300 persons, an increase of 27.62% over the same period of last year. The revenue from the Company's main operations in the first quarter was approximately RMB 4.377 billion, an increase of 26.19% over the same period of last year; profit from main operations was approximately RMB 707 million, an increase of 113.90%, which was mainly attributable to the increase in passenger-seat occupation rate and increase in cargo transport.

     3.1 Information on the principal industry or products which accounted for more than 10% of the total of the revenue or profit from the Company's main business

                                  REVENUE FROM
                                          MAIN     COST OF MAIN
                                      BUSINESS         BUSINESS
                                    (RMB'0000)       (RMB'0000)     GROSS MARGIN
          INDUSTRY OR PRODUCT        UNAUDITED        UNAUDITED              (%)
          Transport revenue            436,284          354,348            18.78
          Of which: connected
           transactions                      -            5,290                -

     3.2 Makeup of profits earned during reporting period (elaboration of the major changes in the percentage of the total profit accounted for by profit from main operations, profit from other business, expenses during the period, return on investments, subsidy income and the net of non-operating revenue and expenditure compared with those during the previous reporting period, and the reasons therefor)

                                              REPORTING PERIOD        PREVIOUS REPORTING PERIOD
                                                              % OF                          % OF
                                                 AMOUNT      TOTAL              AMOUNT     TOTAL   INCREASE/
                                                  (RMB)     PROFIT               (RMB)    PROFIT    DECREASE
          ITEM                                UNAUDITED  UNAUDITED             AUDITED   AUDITED         (%)
          Profit from main operations    707,204,473.34     204.41    1,927,066,534.15   -469.88      674.29
          Profit from other business     126,956,809.80      36.70      409,834,769.12    -99.93      136.63
          Expenses during the period    -658,891,906.44    -190.45   -2,973,180,396.40    724.95      -915.4
          Return on investments            8,854,843.98       2.56       43,804,293.09    -10.68       13.24
          Subsidy income                  55,399,524.91      16.01       87,894,528.18    -21.43       37.44
          Net of non-operating
           revenue and expenditure       106,442,463.56      30.77       94,457,536.05    -23.03       53.80
          Total profit                   345,966,209.15     100.00     -410,122,735.81    100.00           -

          The reason for the changes is that the Company's audited total profit for the previous reporting period was approximately -RMB 410 million, whereas under the normal circumstances of operation during this quarter, the total profit (unaudited) was approximately RMB 346 million.

                                                          By order of the Board
                                                          CHINA EASTERN AIRLINES
                                                            CORPORATION LIMITED
                                                                 YE YIGAN
                                                           Chairman of the Board

The Board as at the date hereof comprises of:

Ye Yigan (Chairman, Non-executive Director)
Li Fenghua (President, Executive Director)
Wan Mingwu (Vice President, Executive Director)
Cao Jianxiong (Non-executive Director)
Zhong Xiong (Non-executive Director)
Chen Quanxin (Non-executive Director)
Wu Baiwang (Non-executive Director)
Zhou Ruijin (Independent non-executive Director)
Xie Rong (Independent non-executive Director)
Hu Honggao (Independent non-executive Director)
Peter Lok (Independent non-executive Director)

Shanghai, the PRC
28th April, 2004